Exhibit 3.16(a)

State of Delaware
Secretary of State
Division of Corporations
delivered 04:05 PM 12/18/2003
FILED 03:46 PM 12/18/2003
RV 030819417 — 3742127 FILE
CERTIFICATE OF INCORPORATION
OF
DFG CANADA, INC.
* * * * *
1. The name of the corporation is: DFG Canada, Inc.
2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or actvity for which corporations may be organized under the General Corporation Law of Delaware.
4. The total number of shares of stock which the corporation shall have authority to issue is 100 shares of Common Stock, $.01 par per share amounting in the aggregate to $1.00 Dollar.
5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
Tracy Call	1436 Lancaster Ave. Berwyn, PA 19312
The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
Jeffrey A. Weiss	1436 Lancaster Ave, Berwyn, PA 19312
Donald F. Gayhardt	1436 Lancaster Ave, Berwyn, PA 19312
6. The corporation is to hava perpetual existence.
7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized: To make, alter or repeal the by-laws of the corporation.
8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.
9. The corporation reserves the right to alter, amend, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 18th day of December, 2003.

/s/ Tracy Call
Tracy Call, Incorporator

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
     1. The name of the corporation (hereinafter called the “Corporation”) is DFG Canada, Inc.
     2. The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.
     3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
     4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on January 20, 2009.
/s/ Roy Hibberd
Roy Hibberd, Secretary

State of Delaware Secretary of State Division of Corporations Delivered 06:45 PM 01/22/2009 FILED 06:10 PM 01/22/2009 SRV 090060837 — 3742127 FILE